                                                                     EXHIBIT 3.2

          [Seal:
LUIS ANGOITIA BECERRA, ESQ.
     NOTARY PUBLIC 230
MEXICO CITY, FEDERAL DISTRICT
   UNITED MEXICAN STATES]


                          BOOK NINE HUNDRED FIFTY-SIX

               (50,857) FIFTY THOUSAND EIGHT HUNDRED FIFTY-SEVEN.

         In Mexico City, Federal District, on the eleventh day of the month of August of nineteen ninety-seven, I, LUIS DE ANGOITIA BECERRA, Esq., Notary Public number two hundred thirty of the Federal Distinct, acting as associate in the notary office and records of LUIS DE ANGOITIA Y GAXIOLA, ESQ., NOTARY PUBLIC NUMBER ONE HUNDRED NINE OF THE FEDERAL DISTRICT, hereby record the following: ARTICLES OF ORGANIZATION AND BYLAWS OF A VARIABLE-CAPITAL LIMITED LIABILITY COMPANY, which shall be called "CR RESORTS CAPITAL", formed by CANARIAS FUTURE, S.L. and CR RESORTS PARENT NOMINEE HOLDING, LLC., both represented by Mr. AARON LEVET VELASCO, under the following recitals and clauses:

                                    RECITALS

                            FORMATION OF THE COMPANY

         I. In order to execute this document, the Secretariat of Foreign Relations, on June fourth of nineteen ninety-seven, issued PERMIT 03020548 - FILE 9709020076 - PAGE 20643, which I attach as appendix "A" to the certified copies I issue.

         II. Having met the above-described requirement, the company which is now formed shall be governed by the bylaws set out below:

                               COMPANY BYLAWS OF

        CR RESORTS CAPITAL, VARIABLE-CAPITAL LIMITED LIABILITY COMPANY.

                NAME, PURPOSE, DOMICILE, NATIONALITY, DURATION.

         ARTICLE ONE. The name of the Company is "CR Resorts Capital", which name shall always be followed by the words "Variable-Capital Limited Liability Company" or the abbreviation "S. de R.L. de C.V.".

         ARTICLE TWO.  The purpose of the company is to:

         1. Promote, incorporate, exploit, organize and manage any sort of Mexican or foreign companies, civil or commercial, including, but not in any way limited to, industrial, commercial, service, or any other sort of associations or companies.

         2. Provide any sort of technical consulting, management or supervisory services in accounting, commercial, administrative or financial fields to Mexican or foreign industrial, commercial or private companies, public associations or companies of any sort, and receive such services from individuals, entities or companies.

         3. Borrow money, with or without specific security, and loan money to other companies or entities of any sort with which the Company has a business relationship.

         4. Represent, or be the agent for, any person or legal entity involved in any industrial or commercial activity allowed by the laws of the United Mexican States.

         5. Register, acquire, dispose of and trade in trademarks, trade names, patents, copyrights, inventions and processes, either in the United Mexican States or abroad.

         6. Establish, acquire, own, lease, operate and, in general, acquire the use of, or title to, any warehouses, offices, facilities, stores, real or personal property and equipment of any sort which is required for the company to accomplish its purpose, or the purpose of any companies or entities in which the Company has an interest or share, or with which it has a business relationship, as well as to acquire, or have an interest in, any sort of industrial or commercial association and to acquire its assets or shares.

         7. Provide any sort of security or guarantee for obligations or credit instruments for which any companies or entities in which the Company has an interest or share is liable, as well as obligations or credit instruments for which any companies or persons with which the Company has a business relationship is liable.

         8. Issue and negotiate, in general, any sort of credit instruments, as well as accept or endorse them.

         9. In general, carry out any related action, contract or activities which are deemed necessary or appropriate for the accomplishment of the above-described company purposes.

         ARTICLE THREE. The domicile of the Company shall be Mexico City, Federal District; however, it may establish agencies, branches or offices in any part of the Mexican Republic or abroad, and shall be subject to contractually-

          [Seal:
LUIS ANGOITIA BECERRA, ESQ.
     NOTARY PUBLIC 230
MEXICO CITY, FEDERAL DISTRICT
   UNITED MEXICAN STATES]



established domiciles, provided, however, that this shall not signify a change of the corporate domicile.

         ARTICLE FOUR. The Corporation is of Mexican nationality. Any alien who acquires any interest or share of the Company in the process of formation or any time later, shall, by this fact alone, be deemed to be a Mexican with regard to the Company and it is understood that he shall not invoke the protection of his government, subject to forfeiting such interest or share in the company to the Mexican government if he fails to comply with such agreement.

         ARTICLE FIVE. The duration of the Company shall be 99 (ninety-nine) years from the date of its formation.

                                 EQUITY CAPITAL

         ARTICLE SIX. The amount of equity capital shall be variable. The minimum fixed capital is $3,000.00 (THREE THOUSAND MEXICAN PESOS), fully subscribed and paid in. The variable part of the capital shall be unlimited. The equity capital shall be represented by membership interests.

                                 VOTING RIGHTS

         ARTICLE SEVEN. Any Member shall have the right to participate in the Meetings, having the right to one vote per $1.00 (One and 00/100 Mexican Peso) of his contribution to capital.

                              MEMBERSHIP INTERESTS

         ARTICLE EIGHT.  No Member shall have more than one membership interest.

         In the event that any Member makes a new contribution, or acquires all or any part of the membership interest of another member, under the terms provided in these bylaws, his membership interest shall increase accordingly.

         The Company shall maintain a special Members book, which shall contain the name and domicile of all of Members, indicating the amount paid for his membership interests and the transfers of such membership interests. One must be registered in the Members' book in order to be considered such.

                      CERTIFICATES OF MEMBERSHIP INTERESTS

         ARTICLE NINE. The membership interests shall be represented by documents which shall, in any case, be valid only if their holder is a member. Such certificates shall be signed by the Chairman and the Secretary of the Board of Managers. The membership interests are not negotiable and may be assigned only in accordance with the provisions of Articles Ten, Eleven and Twelve of these Articles of Organization.

                       ASSIGNMENT OF MEMBERSHIP INTERESTS

         ARTICLE TEN. a) Any assignment of membership interests shall be made in strict compliance with the provisions of Articles Ten, Eleven and Twelve of these Articles of Organization.

         b) No Member (the "Assigning Member") may assign his membership interest, in whole or in part, without first offering such membership interest to the other members of the company.

         c) The Assigning Member shall notify the Members in writing of any proposed assignment, providing the name and address of the potential acquirer, the sales price and all terms and conditions relevant to the assignment (the "Original Notice"). The Secretary of the Board of Managers shall, within the following 15 (fifteen) days, notify the other Members with respect to the Original Notice and such Members shall have preemptive rights to acquire the offered membership interests, in proportion to their percentage interest. Such preemptive right shall be exercised by written notice to the Board of Managers and to the Assigning Member.

         d) If the non-assigning Members decide not to exercise their preemptive right, as provided in Paragraph c) above, the Assigning Partner shall have the right to assign his membership interest to the person or legal entity designated in the Original Notice, subject to unanimous consent by the other Members, who shall have the right to authorize, or not authorize, such transaction.

         ARTICLE ELEVEN. The unanimous consent of the Members of the Company, declared at a General Meeting of Members, shall be required for the admission of new members.

         [Seal:
LUIS ANGOITIA BECERRA, ESQ.
     NOTARY PUBLIC 230
MEXICO CITY, FEDERAL DISTRICT
   UNITED MEXICAN STATES]



                      ENCUMBRANCES AND SECURITY INTERESTS

         ARTICLE TWELVE. The consent of all of the other Members shall be required for any Member to encumber his rights in his membership interest or grant a security interest in such rights.

                              INCREASES IN CAPITAL

         ARTICLE THIRTEEN. Capital may be increased by contributions by the Members or by the admission of new members, with the understanding, however, in both cases, that the unanimous consent of the Members shall be required.

         The Members shall have the right to subscribe for any increase in capital adopted by resolution of the Members, in proportion to their membership interests. In the event that one or more of the Members does not exercise such right within the period allowed by the Members, the other Members shall have the right to subscribe and pay for such membership interest.

                              MEETINGS OF MEMBERS

         ARTICLE FOURTEEN. The Members, acting at a Meeting of Members, is the supreme governing body of the Company. Meetings of Members shall be held, upon prior notice, at the corporate domicile at least one annually, within four months after the closing of each fiscal year. Publication of the notice will not be required if, at the time of the voting, all of the Members are present or represented.

                         NOTICE OF MEETINGS OF MEMBERS

         ARTICLE FIFTEEN. The Board of Managers shall, at the request of any Member, call a Meeting of Members. In the event that the Board of Managers does not issue the appropriate notice, the Supervisory Board shall do so, and, in the absence of this Board, notices shall be issued by Members representing more than one third of the equity capital.

         Notices of Meetings of Members shall be sent to all Members by fax or certified mail, specifying the time, place and Agenda for the Meeting, no less than 10 (ten) days in advance of the date set for the Meeting.

         ARTICLE SIXTEEN. Meetings of Members shall be presided over by the Chairman of the Board of Managers or, in his absence, by one of the Administrative Managers, or, in their absence, by the person designated by the
Members at the Meeting.   The Secretary of the Company shall serve as Secretary
of the Meeting, or, in his absence, the person designated by the Members at the Meeting. The Chairman shall designate one or more Members, or their representatives, to serve as monitors. The minutes of all Meetings of Members shall be transcribed in the minute book kept by the Company for such purpose. The minutes shall be signed at least by the persons serving as Chairman and Secretary of the Meeting.

                                     QUORUM

         ARTICLE SEVENTEEN. The Meeting of Members may be held pursuant to the first or subsequent notice if at least 75% (seventy-five percent) of the equity capital is present, and any resolutions adopted at such Meetings shall be valid if adopted by the favorable vote of Members representing at least 75% (seventy-five percent) of the equity capital, unless a higher percentage is required under these bylaws.

         All Members appearing as such in the special book maintained for such purpose shall be entitled to vote at the Meetings of Members, in accordance with the provisions of Article 73 (Seventy-three) of the General Commercial Corporations Law. The Members may be represented by an attorney in fact holding a general or special power of attorney or a simple letter power of attorney signed by the Member in front of witnesses.

         ARTICLE EIGHTEEN: Members may validly adopt resolutions without holding a Meeting of Members. In such case, the resolution in question shall be sent to each of the Members by certified mail (return receipt requested) for signature by all of the Members. Such resolutions shall, for legal purposes, has the same validity as if they had been adopted at a Meeting of Members. The documents containing the resolutions adopted under the provisions of this Article shall be filed in the appropriate Minute Book.

         [Seal:
LUIS ANGOITIA BECERRA, ESQ.
     NOTARY PUBLIC 230
MEXICO CITY, FEDERAL DISTRICT
   UNITED MEXICAN STATES]



                                   MANAGEMENT

         ARTICLE NINETEEN. The Management of the Company shall be the responsibility of one or more Managers, as determined by the Members at a Meeting of Members. Managers may be members or third parties, and they shall serve as such until their successors have been designated and assume their duties. The Members shall have the right to revoke the designation of any Manager at any time.

         In the event that there are two or more Managers, they shall act jointly and their resolutions shall be adopted, in all cases, by a majority vote, in accordance with the provisions of Article 75 (Seventy-Five) of the General Commercial Corporations Law. The Members shall have the right to elect Managers in proportion to their interest in the equity capital.

         ARTICLE TWENTY. The Board of Managers shall be the Company's legal representative and, therefore, shall have the following powers:

         1. General power of attorney for lawsuits and collections, for the purpose of representing the Company before any judicial or administrative authorities, whether municipal, local or federal, as well as before labor authorities and arbitrators, without any limitation whatsoever, in accordance with the provisions of Paragraph One of Article 2554 (Two Thousand Five Hundred Fifty Four) of the Federal District Civil Code and its counterpart in the civil codes of the other states in the Republic, and, therefore, it shall be deemed that this power of attorney is granted with the special powers which require a special clause under Article 2567 (Two Thousand Sixty-Seven) of the aforementioned Code, and, therefore, they are authorized to:

         (i) Institute or abandon any sort of legal action or remedy, including a suit for protection of constitutional rights;

         (ii) File criminal accusations and complaints; satisfy the requirements thereof and abandon same;

         (iii)   Act as intervenor with prosecutorial authorities;

         (iv)    Grant a pardon in criminal cases;

         (v) Submit and answer interrogatories in any sort of proceeding, including labor-related suits;

         (vi) Appear before any sort of criminal, civil, administrative, tax or labor authorities, with regard to labor matters.

         2. Represent the Company in legal and labor-related matters, with the power and authority provided under, and for the purposes of, Articles 11 (eleven), 46 (forty-six), 47 (forty-seven), 134 (one hundred thirty-four)
Section III, 523 (five hundred twenty-three), 692 (six hundred ninety-two) Sections 1, II and III, 786 (seven hundred eighty- six), 787 (seven hundred eighty-seven), 873 (eight hundred seventy-three), 874 (eight hundred seventy-four), 880 (eight hundred eighty), 883 (eight hundred eighty-three), 884 (eight hundred eighty-four) and other articles of the Federal Labor Law, and shall be authorized to act vis-a-vis any unions now existing, or which come to exist in the future, in connection with any collective bargaining agreements which have been executed or which are executed in the future, and vis-a-vis the Company's workers, individually, and for all purposes related to any individual or collective conflicts and, in general, in connection with all employer-employee matters before any labor or social security authorities referred to in Article 523 (Five Hundred Twenty-Three) of the Federal Labor Law; in addition, they may appear before Arbitration and Reconciliation Boards, either local or federal; they may appear to submit or answer interrogatories; appear, with all powers of legal representation, to attend the hearing referred to in Article 873 (eight hundred seventy-three), under the terms of Article 875 (eight hundred seventy-five), 876 (eight hundred seventy-six), Sections I and IV, 877 (eight hundred seventy-seven), 878 (eight hundred seventy-eight), 879 (eight hundred seventy-nine) and 888 (eight hundred eight-eight); in addition, they have been conferred powers to propose conciliatory arrangements, to negotiate, sign and execute settlement agreements, and also to act as representatives, in the capacity as administrators, with regard to any sort of lawsuits or labor-related proceedings being handled before any authority; at the same time, they may execute and rescind employment agreements. Consequently, for all of the above-described purposes, the attorneys in fact shall have a power of attorney for lawsuits, collections and administrative actions, under the terms of the first two paragraphs of Article 2554

         [Seal:
LUIS ANGOITIA BECERRA, ESQ.
     NOTARY PUBLIC 230
MEXICO CITY, FEDERAL DISTRICT
   UNITED MEXICAN STATES]



(two thousand five hundred fifty-four) of the Federal District Civil Code and its counterpart in the civil codes for all of the states of the Mexican Republic; therefore, they can sign complaints and, by way of example but not limited to, they may file and abandon any sort of proceedings, lawsuits or remedies, including a suit for protection of constitutional rights; to settle and make commitments through arbitrators; submit and answer interrogatories; object to, or receive, payments, present accusations and complaints in criminal cases and abandon them where allowed by law and where they deem such to be appropriate, as well as exercise this authority before any person or legal entity, public or private body, and before civil, criminal, administrative, tax, military or labor authorities in labor-related matters, and may object to judges and authorities; intervene with prosecutorial authorities; grant pardons and designate expert witnesses, all in the defense of their principal.

         3. Administer property in accordance with the provisions of the Paragraph Two of Article 2554 (two thousand five hundred fifty-four) of the Federal District Civil Code and its counterpart in the civil codes of the other states of the Republic.

         4. Exercise acts of ownership under the terms of the third paragraph of Article 2554 (two thousand five hundred fifty-four) of the Federal District Civil Code and its counterpart in the civil codes of the other states of the Republic.

         5. Sign, grant, accept, endorse and, in general, negotiate credit certificates and instruments, under the terms of Article 9 (nine) of the General Credit Instrument and Transaction Law.

         6. Open banking and investment accounts in the name of the Company, in order to draft on them and to designate the persons who can draft on them.

         7. Employ and remove officials and employees of the Company and determine their tasks, working conditions and compensation;

         8.      Prepare internal work rules;

         9. Carry out all of the legal actions indicated in these Articles of Organization or resulting therefrom;

         10. Grant special and general powers of attorney under the terms of this article, with or without authority to delegate, and to revoke the powers of attorney which are granted, and, subject to applicable laws and regulations, delegate their powers, maintaining, at all times, the right to exercise such.

                             CHAIRMAN OF THE BOARD

         ARTICLE TWENTY-TWO. The Board of Managers shall designate the Secretary and Assistant Secretary of the Company, who may or may not be Members or members of the Board of Managers. The Secretary and Assistant Secretary may be removed from their positions at any time by the Board of Managers. The Secretary, and, in his absence, the Assistant Secretary, shall prepare the minutes of the Meetings of the Members and the meetings of the Board of Managers; they shall keep all of the minutes and records of the Members of the Company; they shall authorize certified copies or excerpts of the minutes and other Company documents and they shall maintain the file and correspondence related to the aforementioned matters.

                       MEETINGS OF THE BOARD OF MANAGERS

         ARTICLE TWENTY-THREE. In the event that two or more Managers are designated, all resolutions must be adopted by majority vote, the Board acting as a collective body, and they shall be transcribed in the special minute book and signed by all of the attendees at the meeting. The Board of Managers may hold their meetings after being called by notice from the Chairman, the Secretary, the Assistant Secretary or any member of the Supervisory Board. The Meetings shall be held at the domicile of the Company or at any other location, either in the Mexican Republic or abroad, as established in the pertinent notice.

         The notices shall be sent to the members of the Board of Managers at least ten (10) days prior to the date set for the Meeting. The minutes of the Meetings of the Board of Managers shall be transcribed in the minute book and signed by all of the members present.

         [Seal:
LUIS ANGOITIA BECERRA, ESQ.
     NOTARY PUBLIC 230
MEXICO CITY, FEDERAL DISTRICT
   UNITED MEXICAN STATES]



                                 TERM OF OFFICE

         ARTICLE TWENTY-FOUR. Members of the Board of Managers shall serve in such capacity until their successors have been designated and assume their duties. Members of the Board of Managers may be reelected.

                               SUPERVISORY BOARD

         ARTICLE TWENTY-FIVE. The Company shall be supervised by a Supervisory Board composed of two or more Statutory Auditors, who may or may not be Members, and who shall be designated by the Members at a Meeting of Members. The members of the Supervisory Board shall serve as such until their successors have been designated and assume their duties.

                   RIGHTS AND DUTIES OF THE SUPERVISORY BOARD

         ARTICLE TWENTY-SIX. The Supervisory Board shall have the following rights and duties:

         (i) Conduct an examination of the operations, documents, records and other supporting evidence, to the degree and extent necessary to supervise the operations as required by law and in order to be able to render the report mentioned in Paragraph (ii), based on such evidence;

         (ii) To submit a report annually at a Meeting of Members regarding the accuracy, sufficiency and reasonableness of the information presented at the Meeting of Members by the Board of Managers. This report shall include, at a minimum:

         a) The opinion of the Supervisory Board whether the accounting and informational policies and criteria followed by the Company are appropriate and sufficient, taking into consideration the particular circumstances of the Company.

         b) The opinion of the Supervisory Board whether these policies and criteria have been applied consistently in the information presented by the Board of Managers.

         c) The opinion of the Supervisory Board whether, as a result of the foregoing, the information presented by the Board of Managers accurately and adequately reflects the Company's financial position.

         (iii) Ensure that the items they believe appropriate are included in the agendas for the meetings of the Board of Managers and Meetings of Members.

         (iv) Call a Meeting of Members, in the event that the Board of Managers fails to do so, or in any other case they deem appropriate.

         (v) Attend, as non-voting participants, all meetings of the Board of Managers and Meetings of Members, of which they shall be notified.

         (vi) In general, all those rights and duties established by law or by these bylaws.

                             EARNINGS AND RESERVES

         ARTICLE TWENTY-SEVEN. Within the first four months after the closing of each company fiscal year, the Board of Managers shall prepare a report containing the financial information referred to in Article Twenty-Six above. The financial information, along with the related supporting documentation, shall be delivered to the Supervisory Committee at least 15 days in advance of the date set for the Annual Meeting of Members.

         ARTICLE TWENTY-EIGHT. Net earnings for each company fiscal year shall be distributed as follows:

         1. Five percent (5%) shall be allocated to constitute, and, in necessary, reconstitute, a legal reserve fund, until such fund equals at least twenty percent (20%) of the equity capital;

         2. If the Members so resolve, at a Meeting of Members, they may create or increase capital reserves as they deem appropriate; and

         3. The remaining earnings, if there are any, shall be distributed as resolved at a Meeting of Members.

                          DISSOLUTION AND TERMINATION

         ARTICLE TWENTY-NINE. The Company shall be dissolved in any of the following cases:

         a) In the event it becomes impossible to accomplish the company's purposes;

         [Seal:
LUIS ANGOITIA BECERRA, ESQ.
     NOTARY PUBLIC 230
MEXICO CITY, FEDERAL DISTRICT
   UNITED MEXICAN STATES]



         b)      If so resolved at a Meeting of Members;

         c) In the event that the number of Members exceeds fifty or if all of the membership interests are owned by one person; and

         d)      In those cases provided by law.

         ARTICLE THIRTY. Any Member who is declared bankrupt or becomes a party to a bankruptcy, insolvency, suspension of payments or other similar proceeding, shall be automatically separated from the Company. In such case, his participation as a Member shall terminate and the amount of his contribution to the company's capital may not be utilized in any transaction or operation whatsoever in which the Company is involved after the aforementioned Member has been declared in bankruptcy, insolvency, suspension of payments or similar status.

         A Meeting of Members shall be held to formalize the separation of the aforesaid Member, as well as to adopt resolutions regarding the reduction of the company's capital for the purpose of reimbursing such Member for his contribution to the company's capital.

                                  LIQUIDATORS

         ARTICLE THIRTY-ONE. After the dissolution of the Company has been decreed, it shall be liquidated. The Members shall determine the number of liquidators which will carry out such process, and their compensation.

                      RESPONSIBILITIES OF THE LIQUIDATORS

         ARTICLE THIRTY-TWO. In the absence of contrary instructions from the Members to the liquidators, the liquidation shall be carried out as follows:

         1. Conclude the company's operations in the manner which is least prejudicial to the creditors and Members remaining at the time of dissolution;

         2.      Collect and pay the debts of the Company;

         3.      Sell the Company's property;

         4.      Prepare a final balance sheet of the liquidation;

         5. Distribute any remaining assets among the Members, in proportion to their membership interests.

         6. After the liquidation has been concluded, have the registration of the articles of organization in the Public Commercial Registry canceled.

                           POWERS OF THE LIQUIDATORS

         ARTICLE THIRTY-THREE. During the liquidation period, Meetings of Members may be called by the liquidators, by the Supervisory Board, or by Members holding at least 25% (twenty-five percent) of the company's capital. The liquidators shall represent the Company, with the authority to take action relating to administration, ownership, lawsuits and collections, without any limitation whatsoever, including any power requiring a special power of attorney or clause.

                                   TEMPORARY

         ONE. The founding Members, as such, do not reserve any ownership whatsoever.

         TWO. The equity capital is variable. The minimum fixed capital is $3,000.00 (Three Thousand Mexican Pesos), represented by the Membership Interests, fully subscribed and paid in, with the following values and distributed as follows:

                                           VALUE OF THE
         MEMBER                        MEMBERSHIP INTEREST         VOTES
         ------                        -------------------         -----
         Canarias Future, S.L.              $2,999.00              2,999

         CR Resorts Parent Nominee

         Holding, L.L.C.                    $    1.00                  1
                                            ---------              -----
         TOTAL:                             $3,000.00


         THREE.  The Members of the Company hereby agree that:

         a) The Board of Managers shall be responsible for the management of the Company and, for the purposes thereof, they hereby designate Messrs. John McCarthy S. as Chairman and Douglas Y. Bech as Secretary. Such multi-member entity shall have the powers established under Article Twenty of these Articles of Organization.

         b) Messrs. CARLOS DE LA ROSA HAM, CPA and HUMBERTO ORTIZ, CPA, are hereby designated members of the Supervisory Board of the Company.

         [Seal:
LUIS ANGOITIA BECERRA, ESQ.
     NOTARY PUBLIC 230
MEXICO CITY, FEDERAL DISTRICT
   UNITED MEXICAN STATES]



         c) Messrs. John McCarthy Sandland and Douglas Y. Bech are hereby designated attorneys in fact for the Company, conferring on them the powers set out in Paragraphs 1 (one), 2 (two), 3 (three), 5 (five), 6 (six), 7 (seven), 8 (eight), 9 (nine) and 10 (ten) of Article Twenty of these bylaws, to be exercised by any of them in representation of the company. In addition, Mr. Douglas Y. Bech alone is granted a special power of attorney, with the powers set out in Paragraph 4 (four) of Article Twenty of these company bylaws.

         d) A special power of attorney for lawsuits and collections and for administrative actions, as broad as required by law, is hereby granted to Messrs. John McCarthy Sandland, Douglas Y. Bech, Aaron Levet Velasco, Juan Carlos Machorro Guerrero, Ana Maria Poblanno Chanona, Jorge Leon Orantes and Alfredo Chavez Goyenche, or any of them, so that any of them may, on behalf of the Company and as its representative, appear before the notary public of their choice to form one or more Mexican commercial companies in which the Company resolves to participate as a member, partner or shareholder, in any percentage interest, as determined by the attorneys of fact themselves, and, therefore, they are authorized to agree on the name, purpose, bylaws, equity capital, attorneys in fact and any other documents, data or information necessary for such purpose, and so that any of them may represent the Company at any meeting of the members, partners or shareholders, being held for such purposes, and to vote the membership interests or shares owned by the Company in the manner they deem appropriate or advisable for the Company.

         e) Messrs. Aaron Levet Velasco, Juan Carlos Machorro Guerrero, Ana Maria Poblanno Chanona, Jorge Leon Orantes and Alfredo Chavez Goyenche are designated attorneys in fact for the company, with the powers established under Paragraphs 1 (one), 2 (two) and 10 (ten) of Article Twenty of these company bylaws, to be exercised by any of them as representatives of the Company.

         f) A special power of attorney is hereby granted to Messrs. John McCarthy Sandland, Norma Gonzalez S., Aaron Levet Velasco, Juan Carlos Machorro Guerrero, Ana Maria Poblanno Chanona, Jorge Leon Orantes and Alfredo Chavez

Goyenche, or any of them, so that any of them may request and obtain from all federal, local or municipal authorities and entities all authorizations and registrations required for the operation of the Company, including, but not limited to, the registration of the Company in or with the Federal Taxpayer Registry, the Mexican Social Security Institute, the National Registry of Foreign Investments and other governmental entities and agencies.

         g) With the exception of the first fiscal year, which shall be irregular, beginning on the date of this document and ending on December 31 (thirty-first) of this year, the company's fiscal years shall begin in January 1 (first) and end on December 31 (thirty-first) of each year.

                                  LEGAL STATUS

         Mr. Aaron Levet Velasco has documented his legal status to me as attorney in fact for CR RESORTS PARENT NOMINEE HOLDING, LLC. and CANARIAS FUTURE, S.L., with public documents number fifty thousand eight hundred fifty-four and fifty- thousand eight hundred fifty-five, both of the same date as this document and executed before me, in which the Powers of Attorney issued by such companies outside of Mexico, which I attach to the Appendix as "A" and "B", along with the certified copies I have issued, are legalized and recorded.

         I, THE NOTARY PUBLIC, CERTIFY: I. That the documents which have been inserted and listed are in accord with the originals, to which I refer. II. That, in accordance with the provisions of Article One Hundred Twenty-Seven of the Regulations under the General Population Law, aliens designated as Advisors, Officers or attorneys in fact of a company, which requires them to serve as such, may begin serving as such while they are obtaining the appropriate authorization from the Secretariat of Government. III. That I know the party appearing before me, who, in my judgment, has legal capacity. IV. That the legal status in which Mr. Aaron Levet Velasco appears has not been modified or revoked in any manner and that his principal has legal capacity.
V. That, having read this document, explaining to him the significance and effect thereof under the law, he was in agreement therewith, and he signed said document, in order to demonstrate his agreement, declaring himself, by the personal information provided, to be: a Mexican by birth, a native of this city, where he was born on May thirteenth of

         [Seal:
LUIS ANGOITIA BECERRA, ESQ.
     NOTARY PUBLIC 230
MEXICO CITY, FEDERAL DISTRICT
   UNITED MEXICAN STATES]



nineteen sixty-one, married, an attorney at law and domiciled at number three hundred forty-five Campos Eliseos, in this city.

         Illegible signature of Mr. AARON LEVET VELASCO, ESQ.

         Signed before me on the date hereof.

         LUIS DE ANGOITIA BECERRA, ESQ.  Signature.  Seal of authorization.

         ARTICLE 2554. For a general power of attorney for lawsuits and collections to be deemed to have been conferred without any limitation whatsoever, it will be sufficient to say that it is granted with the general and special powers requiring a special clause under the law.

         For general powers of attorney for the administration of property, it will be sufficient to state that they are granted with such character, so that the attorney in fact has all sorts of administrative powers.

         For general powers of attorney for exercising acts of ownership, it will be sufficient to say that they are granted with such character, so that the attorney in fact has all ownership powers, both with regard to the property and to take any sort of actions for the purpose of defending it.

         If, in the three cases mentioned above, there is a desire to limit the powers of the attorneys in fact, the limitations shall be set out or the powers of attorney shall be special.

         The Notaries shall insert this article in the certified copies of the powers of attorney they legalize.

         CERTIFIED COPY ISSUED FOR LEGAL PURPOSES AND IS AN ACCURATE REPRODUCTION OF THE ORIGINAL, WHICH CONSISTS OF TWENTY-FIVE PAGES OF TEXT, FOR CR RESORTS CAPITAL, VARIABLE-CAPITAL LIMITED LIABILITY COMPANY. IT HAS BEEN COMPARED AND CORRECTED. MEXICO CITY, FEDERAL DISTRICT, ON AUGUST TWELFTH, NINETEEN NINETY-SEVEN.

[signature of  LUIS DE ANGOITIA BECERRA]